Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares 1-3 Year Credit Bond ETF (ISHCRED1-3) iShares Intermediate Credit Bond ETF (ISHICRED)
BlackRock Multi Asset Income - Passive Fixed Income
Portfolio (BR-INC-PFI)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)


The Offering

Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
12-02-2015

Security Type:
BND/CORP


Issuer
McDonald's Corporation (2018)

Selling
Underwriter
Morgan Stanley & Co. LLC,

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Goldman,Sachs & Co.,J.P. Morgan Securities
LLC,Merrill Lynch,Pierce,Fenner & Smith
Incorporated,Mitsubishi UFJ Securities
(USA),Inc.,Morgan Stanley & Co. LLC,SG
Americas Securities,LLC,Wells Fargo
Securities,LLC,ANZ
Securities,Inc.,Barclays Capital
Inc.,Blaylock Beal Van,LLC,BNP Paribas
Securities Corp.,Citigroup Global Markets
Inc.,Drexel Hamilton,LLC,HSBC Securities
(USA) Inc.,ING Financial Markets
LLC,Lebenthal & Co.,LLC,Loop Capital
Markets LLC,Mizuho Securities USA Inc.,PNC
Capital Markets LLC,Rabo Securities
USA,Inc.,RBC Capital Markets,LLC,RBS
Securities Inc.,Samuel A. Ramirez &
Company,Inc.,Scotia Capital (USA)
Inc.,SMBC Nikko Securities
America,Inc.,Standard Chartered
Bank,SunTrust Robinson Humphrey,Inc.,TD
Securities (USA) LLC,The Williams Capital
Group,L.P.,Unicredit Capital Markets
LLC,U.S. Bancorp Investments,Inc.,

Transaction Details

Date of Purchase
12-02-2015


Purchase
Price/Share
(per share / % of par)
$99.951

Total
Commission,
Spread or Profit
0.250%


1.	Aggregate Principal Amount Purchased (a+b)
$20,000,000

a.US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$1,500,000

b.Other BlackRock Clients
$18,500,000

2.	Aggregate Principal Amount of
Offering
$750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.02666


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
12-07-2015

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
12-07-2015

Global Syndicate Team Member













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